EXHIBIT 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is between Safe Technologies International, Inc., a Delaware corporation (hereinafter referred to as “Company”); and Sepod II, Inc., a New York Corporation located at 1942 Richmond Terrace, Staten Island, NY 10302 (hereinafter collectively referred to as the “Consultants”) on this 7th day of September  2010.

WHEREAS, the Consultants are in the business of assisting public companies in financial advisory, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of public and investor relations to utilize other business entities to achieve the Company’s goals of making the investing public knowledgeable about the benefits of stock ownership in the Company; and

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter “the Act”) or the Securities and Exchange Act of 1934 (hereinafter “the Exchange Act”), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under international, federal or state securities laws; and

WHEREAS, the Company is trading on the OTCBB under the symbol SFAZ, and;

WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1.           Duties and Involvement.

    The Company hereby engages Consultant to provide one or more plans, and for coordination in executing the plan, for using various investor and public relations services as agreed by both parties.  The plan may include, but not by way of limitation, the following services: consulting with the Company’s management concerning marketing surveys, investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, conducting due diligence meetings, attendance at conventions and trade shows, assistance in the preparation and dissemination of press releases and stockholder communications.  Consultant may subcontract electronic public relations campaigns and other dissemination of information about the Company as needed and at Consultant’s expense, to increase exposure to the investment community. Glen J. Merendino shall function as the principal contact and relationship manager pursuant to this Agreement.  No information shall be disseminated by the Consultant or its subcontractors without the Company’s approval.

    2.          Relationship Among the Parties.

    Consultant acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action.  The Company represents the Consultant does not, through stock ownership or otherwise, have the power either (i) to control the Company, or to exercise any dominating influences over its management.

    Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company.  The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

    3.          Effective Date, Term and Termination.

    The term of the Agreement shall be six months from the last date of execution by the parties.

    4.         Compensation and Payment of Expenses.

    a) Within 5 business days of the last date of execution, $3,750.00

    b) October 7th-     $3,750.00

    c) November 7th   $3,750.00

    As an additional amount of compensation payable with respect to services to be delivered by Consultant, the Company will issue to Consultant ten million (10,000,000) shares of its Common Stock (the ”Shares”).  The Shares shall be issued promptly following the last date of execution of this Agreement, pursuant to one or more exemptions from registration under federal and state securities laws.  If for any reason Consultant ceases to render the services described in paragraph 1 of this Agreement prior to the end of the term of this Agreement, Consultant will return to the Company for cancellation a pro rata portion of the Shares.

    If the Company at any time proposes to register for sale any of its common stock (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for resale to the public), the Company will use its best efforts to cause all of the Shares to be registered for resale to the extent required to permit sale or other disposition of the Shares; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the account of the Consultant to a number deemed satisfactory by such managing underwriter.

    5.           Services Not Exclusive.

    Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder.  The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement.  Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

    6.           Disclosure of Relationship.

    The Consultant agrees that it will disclose in a manner consistent with applicable laws, rules and regulations that it is providing the services set forth above in this Agreement and in exchange for Common Stock of the Company. Specifically the Consultant agrees to abide by Section 17(b) of the 1933 Act which provides that it is unlawful for any person: "to publish, give publicity to, or to circulate any notice, circular, or advertisement, newspaper article, letter, investment service, or communication which, though not purporting to offer a security for sale, describes such security for a consideration received or to be received, directly or indirectly, from an issuer, underwriter or dealer, without fully disclosing receipt, whether past or prospective, of such compensation and the amount thereof."

    7.           Confidentiality.

    Consultants or their assignees acknowledge that they may have access to confidential information regarding the Company and its business.  Consultant agrees that they will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof. Consultants agree that in the event of a breach or threatened breach of confidentiality, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages.

    8.           Covenant Not to Compete.

    During the term of this Agreement and for a period of three (3) years thereafter, Consultants will not directly or indirectly use any information developed for and by the Company for their own use, and will not compete directly or indirectly with the Company in the Company’s primary industry or related fields.

    9.           Mutual Indemnification.

    The Company and Consultants each agree to indemnify and hold harmless one and the other and their respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the indemnified party, or such other party, for any legal or other expenses reasonably incurred by the indemnified party, or such other party, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding. No person shall be indemnified hereunder for any actions arising from gross negligence or wanton misconduct.

    10.           Investment Representation.

    (a)           The Company represents and warrants that it has provided Consultant with access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects.  The Company represents that it has provided to Consultant with all copies of the Company’s financials, merger documents, press releases for the prior twelve (12) months, all SEC and pink sheet filings. Consultant acknowledges that the acquisition of the securities to be issued to Consultant involves a high degree of risk.  Consultant represents that it and its advisors have been afforded the opportunity to discuss the Company with its management.  The Company represents that it has and will continue to provide Consultant with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents, and will promptly notify Consultant upon the filing of any registration statement or other periodic reporting documents filed.

    (b)           Company represents that neither it nor its officers, directors, or employees are subject to any disciplinary action by either the National Association of Securities Dealers or the Securities and Exchange Commission or any other regulatory agency by virtue of any violation of their rules and regulations and that to the best of its knowledge, neither are its affiliates or subcontractors subject to any such disciplinary action.

    (c)          Consultant represents and warrants that (i) it is an Accredited Investor, as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended; (ii) it has reviewed the Company’s Annual Report on Form 10K for the period ended December 31, 2009, and the Company’s Quarterly Reports on Form 10Q for the periods ended March 31 and June 30, 2010; (iii) it understands the risks of an investment in the Shares; (iv) it has consulted with an attorney and/or accountant to the extent it deemed it necessary in reviewing its investment in the Shares; (v) it has had the opportunity to question the principals of the Company as to all matters which it deemed material and relevant in its decision to invest in the Shares and has had the opportunity to obtain any and all additional information necessary to verify the accuracy of the information received or any other supplemental information which it deemed relevant to make an informed investment decision; and (vi) it is purchasing the Shares for its own account, for investment, and not as a nominee for others.

    11.         Miscellaneous Provisions

    (a)          Time.  Time is of the essence with regard to this Agreement.

    (b)          Presumption.  This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

    (c)          Computation of Time.  In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

    (d)          Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

    (e)          Pronouns and Plurals.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

    (f)          Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

    (g)          Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

    (h)          If any provision of this Agreement, or the application of such provision to any person or circumstance, becomes or is found to be illegal, shall be held invalid, or unenforceable for any reason, such clause or provision must first be modified to the extent necessary to make this Agreement legal and enforceable and then if necessary, second, severed from the remainder of the Agreement to allow the remainder of the Agreement to remain in full force and effect.

    (i)          Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days’ written notice, to the other party.

    (j)          Governing Law and Venue.  The Agreement shall be construed by and enforced in accordance with the laws of Florida.  Venue for any action brought hereunder shall be in Palm Beach County, Florida.

    (k)         Entire Agreement.  This Agreement contains the entire understanding and agreement among the parties.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This Agreement may be amended only in writing signed by all parties.

    (l)          Waiver.  A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

    (m)        Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed or emailed to another, the parties agree that a faxed or emailed signature shall be binding upon the parties to this agreement as though the signature was an original.

    (n)         Successors.  The provisions of this Agreement shall be binding upon all parties, their successors and assigns; provided that this Agreement may not be assigned by either Company or Consultant without the express written consent of the other.

    (o)         Counsel.  The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

[signature page follows]

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consulting Agreement to be effective as of the day and year provided herein.

CONSULTANTS:

SEPOD II, INC.

Date: September 7, 2010	By:	/s/ Glen J. Merendino
Glen J. Merendino, President

COMPANY:

SAFE TECHNOLOGIES INTERNATIONAL, INC.

Date: September 7, 2010	By:	/s/ Christopher L. Kolb
Christopher L. Kolb, President